Exhibit 2.9

OPTION TERMINATION AGREEMENT

This Option Termination Agreement (this “Agreement”) is made and entered into by and between eGene, Inc., a Nevada corporation (the “Company”), and the individual signatory to this Agreement (the “Optionee”).

WHEREAS, Optionee is the holder of options (“Options”) for the purchase of shares of the common stock, $0.001 par value per share, of the Company, which were granted under the Company’s 1999 Stock Option Plan, 2002 Stock Option Plan, 2004 Stock Option Plan, 2005 Stock Plan or 2006 Stock Option Plan (the “Plans”) pursuant to one or more Stock Option Agreements entered into between the Company and the Optionee (each, an “Option Agreement”);

WHEREAS, on April 12, 2006, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among QIAGEN North American Holdings, Inc., a California corporation (“Parent”), and Electra Merger Sub, Inc., a Nevada corporation wholly-owned by Parent (“Sub”), pursuant to which Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent; and

WHEREAS, it is a condition to the closing of the Merger that each holder of stock options shall have agreed to terminate his or her stock Options in exchange for the consideration described in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agrees as follows:

1. Termination of Options.  Effective immediately prior to, and contingent upon the closing of, the Merger, the Options will be cancelled and surrendered, regardless of whether such Options are then exercisable and regardless of the exercise price of such Options.  In settlement of such surrender and cancellation, Optionee shall be entitled to receive on or promptly following the Closing Date and in accordance with the terms of Sections 1.09(a) of the Merger Agreement, an amount in cash, without interest, set forth on Schedule A attached hereto.  Optionee hereby acknowledges and agrees that, immediately prior to, and contingent upon the closing of, the Merger, each Option Agreement governing the Options shall be deemed terminated and void.  In the event that the Merger Agreement is terminated prior to the closing of the Merger, Optionee shall not be deemed to have terminated any of the Options, and all of the Options shall remain outstanding on the terms set forth in the Plans and the Option Agreement(s).

2. No Exercise of Options.  Optionee hereby agrees not to exercise any Options held by Optionee (including both vested Options and Options that may vest after the date hereof) for the purchase of securities of the Company at any time from and after the date of this Agreement until the earlier of (a) July 31, 2007, (b) the termination of the Merger Agreement and (c) the closing of the Merger.

3. Representations and Warranties.  Optionee hereby represents, warrants and covenants to the Company as follows:

(a) No stock certificates have been issued to Optionee, or, to the knowledge of Optionee, to any other person, in respect of the Options.  No person other than Optionee has any right,

title, claim, equity or interest in, to or respecting the Options or the consideration issuable in respect thereof pursuant to the Merger Agreement or Section 1 of this Agreement.

(b) Optionee agrees to provide to the Company such tax forms as the Company may reasonably request to establish the Company’s withholding obligations.  Optionee acknowledges and agrees that the Company intends to deduct from the amounts payable to Optionee in respect of the Options all applicable withholding and employment taxes, which amounts shall be remitted to the Internal Revenue Service and other taxing authorities in accordance with the terms of the Internal Revenue Code and the laws of such other authorities.  As such, to the extent that Optionee is subject to this withholding obligation, Optionee understands that substantially less will be received than would have been received absent this withholding obligation.  If Optionee is not an employee and has not provided the Company with a Taxpayer Identification Number (“TIN”), then Optionee’s right to obtain any payment hereunder will be subject to the provision to the Company of such TIN.

(c) Optionee has such knowledge, skill and experience in business, financial and investment matters so that Optionee is capable of evaluating the transactions contemplated by the Merger Agreement, or to the extent that Optionee has deemed it appropriate to do so, Optionee has relied upon appropriate professional advice regarding the tax, legal and financial merits and consequences of such transactions.  The Optionee has been provided with access to all material information about the Merger Agreement that is contained in the 8-K Current Report of the Company dated April 12, 2007, that was filed with the Securities and Exchange Commission on April 18, 2007, via the Internet at www.sec.gov, or the Company has provided the Optionee with a copy of such 8-K Current Report.

4. Governing Law.  This Agreement shall be governed by the laws of the State of California, without regard to conflict of laws principles.

5. Counterparts.  This Agreement may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the later of the dates set forth below.

OPTIONEE: COMPANY:

EGENE, INC.

/s/Ming S. Liu

Signature By:/w/Ming S. Liu

Name: Ming S. Liu

Title: CEO

Ming S. Liu

Name (please print)

Address: 2588 Chelsea Court 4/12/2007

               Bria, CA 92821 Date:

_________________________

4/12/2007

Date

SCHEDULE A

Optionee shall receive an aggregate amount in cash equal to US$288,300*.

*This amount is the gross amount payable to Optionee, prior to the deduction of all applicable withholding and employment taxes, which amounts shall be remitted by Company to the Internal Revenue Service in accordance with the terms of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the later of the dates set forth below.

OPTIONEE: COMPANY:

EGENE, INC.

Signature/s/Varoujan Armikhania By: /s/Ming S. Liu

Name:Ming S. Liu

Title: CEO

Varoujan Armikhania

Name (please print)

Address: 3831 El Camidito

                La Crescenta                                              Date: 4/12/2007

                CA, 91214

4/12/2007

Date

SCHEDULE A

Optionee shall receive an aggregate amount in cash equal to US$353,800*.

*This amount is the gross amount payable to Optionee, prior to the deduction of all applicable withholding and employment taxes, which amounts shall be remitted by Company to the Internal Revenue Service in accordance with the terms of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the later of the dates set forth below.

OPTIONEE: COMPANY:

EGENE, INC.

Signature:/s/Peter Sheu By:/s/Ming S. Liu

Name: Ming S. Liu

Title: CEO

Peter Sheu

Name (please print)

Address: 63 Eaglecreek

               Irvine, CA 92618                                        Date: 4/12/2007

_________________________

4/12/2007

Date

SCHEDULE A

Optionee shall receive an aggregate amount in cash equal to US$330,000*.

*This amount is the gross amount payable to Optionee, prior to the deduction of all applicable withholding and employment taxes, which amounts shall be remitted by Company to the Internal Revenue Service in accordance with the terms of the Internal Revenue Code.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the later of the dates set forth below.

OPTIONEE: COMPANY:

EGENE, INC.

/s/Shing Chang, Lu

Signature By: /s/Peter Sheu

Name: Peter Sheu

Title: CFO

Shing Chang, Lu

Name (please print)

Address: 8F-B 277 Sec 3                                           Date: 4/12/2007

               Roosevelt Rd.

               Taipei, Taiwan

4/12/2007

Date

SCHEDULE A

Optionee shall receive an aggregate amount in cash equal to US$142,920*.

*This amount is the gross amount payable to Optionee, prior to the deduction of all applicable withholding and employment taxes, which amounts shall be remitted by Company to the Internal Revenue Service in accordance with the terms of the Internal Revenue Code.